Avalanche International Issues investor Update on Subsidiary

Smith and Ramsay Brands Reaches Milestone With Largest Purchase Order to Date

Las Vegas, NV-- (Marketwired – July 22, 2015) – Avalanche International, Corp (OTCPink: AVLP), announced today that its wholly-owned subsidiary, Smith and Ramsay Brands, LLC has received a purchase order from VapeNation.com totaling over $200,000 ranging from devices and accessories to eLiquids, that will be fulfilled incrementally. Upon completion of this order, this sale marks an increase in revenues almost tenfold when compared to the Company’s total reported revenues last quarter.

VapeNation.com is the select online retailer for quality Vape items at a competitive price whose business has grown over the past many months while working with Smith and Ramsay Brands as a distributor of Vape products. This order marks a continuous effort by Smith and Ramsay Brands to expand its distribution network with other manufacturers and suppliers to provide premium products to retailers and others in the Vape marketplace. It is the goal of Smith and Ramsay Brands to increase the number of quality brands and product lines it sells along with increasing the number of retailers it sells to nationwide including VapeNation.com.

Avalanche International, Corp., the holding company that specializes in consumer products, acknowledges that this order, although significant, provides no guarantee of future orders with Vape Nation or other distributors and retailers or its business volume on a gross basis. VapeNation.com is operated by Vape Nation, LLC a California corporation that is 50% owned by MCKEA Holdings, LLC. MCKEA Holdings, LLC is the majority member of Philou Ventures, LLC, which is the controlling shareholder of Avalanche International, Corp. Kristine L. Ault is the Managing Member of MCKEA Holdings, LLC and the wife to the Chairman of Avalanche International, Corp.

The Company recommends any interested investor to read the accompanying 8K report published today, Wednesday, July 22, 2015, for further details. This 8K, as are all public filings, is available on the Company’s web site as well as on www.sec.gov, www.OTCMarkets.com and many other financial news reporting web sites and portals. The Company’s web domain is www.AvalancheInternationalCorp.com and its subsidiary’s is SmithandRamsay.com.

About Avalanche International Corp.

Avalanche International, Corp is a Nevada corporation and holding company, publicly traded on the OTC Markets platform. The Company is focused on creating superior long-term returns for shareholders through a unique structure of diversified holdings and currently has one wholly owned subsidiary, Smith and Ramsay Brands, LLC, a manufacturer and distributor. The Company has selected a mergers and acquisitions strategy as its primary growth driver for the foreseeable future leveraging the Wall Street and activist background of its Chairman along with the vast corporate integration and management talents of its President and CEO.

Forward-looking & Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Investor Inquiries:

E-Mail: IR@AvalancheInternationalCorp.com

Company Website: www.AvalancheInternationalCorp.com

Subsidiary Website: www.SmithandRamsay.com